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Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports First Quarter 2021 Results

Fairfax, VA, May 5, 2021 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three months ended March 31, 2021.

The following table presents the quarterly results for our total portfolio and for our open resorts:

	Total Portfolio	Open Resorts (1)
	Q1 2021	Q1 2021
Available room nights	679,245	653,055
Occupancy	31.6%	32.9%
Net Package ADR	$288.88	$288.88
Net Package RevPAR	$91.40	$95.07

(1)Represents room nights that were actually available for reservation.

The following table presents the quarterly results for our segment portfolio and for our open resorts in the Yucatán Peninsula. There are no deviations from our segment portfolio compared to our open resorts for our other reportable segments during the three months ended March 31, 2021.

	Yucatán Peninsula
	Segment Portfolio	Open Resorts (1)
	Q1 2021	Q1 2021
Available room nights	229,425	203,235
Occupancy	41.8%	47.2%
Net Package ADR	$290.91	$290.91
Net Package RevPAR	$121.66	$137.34

(1)Represents room nights that were actually available for reservation.

Three Months Ended March 31, 2021 Results

▪Net Loss was $69.7 million compared to a Net Loss of $22.6 million in 2020. Net Loss for the three months ended March 31, 2021 includes $24.0 million of property and equipment impairment losses.
▪Adjusted Net Loss(1) was $50.9 million compared to Adjusted Net Income of $1.5 million in 2020.
▪Owned Resort EBITDA decreased 89.2% versus 2020 to $6.5 million.
▪Adjusted EBITDA decreased 105.0% versus 2020 to $(2.5) million.

(1)    Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations. See “Definitions of Non-U.S. GAAP Measures and Operating Statistics” for a description of how we compute Adjusted Net Income/(Loss) and other non-GAAP financial figures included in this press release.

"The first quarter finished on a strong note despite the change in international travel guidelines issued in January by the CDC. March was a very important milestone for Playa’s recovery journey: it was the first month since the onset of the COVID-19 pandemic that we achieved positive Adjusted EBITDA, a testament to the tremendous efforts of the entire Playa team and pent up demand from travelers. The underpinnings of our performance in March are particularly encouraging as we continued to achieve solid ADR performance while simultaneously ramping occupancy, leading to robust flow through to the bottom line. Our efforts on direct customer sourcing have been, and will continue to be, a major driver of our market share and ADR performance, which was once again displayed during the first quarter.
Elsewhere, we took several actions during the first quarter to optimize our portfolio for growth and to further enhance our liquidity. Our equity capital raise and Credit Agreement amendment addressed a significant distraction for Playa, and has enabled us to focus on delivering a best in class guest experience. The actions taken on the resort portfolio front are major steps forward on our quest to operate a fully branded portfolio of high quality resorts, and also position us well for future growth as the recent transactions have meaningful strategic implications.

Looking ahead, I am incredibly pleased with our competitive and financial positioning. Our business on the books for the second half of 2021 continues to build nicely as vaccination penetration increases, flight capacity returns, and our visibility improves as travelers are becoming more comfortable booking further in advance. With our liquidity position in a much better place than even just a few short months ago, we are keenly focused on taking market share and yielding up ADR to drive profits."

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

COVID Update

The COVID-19 pandemic and the public health measures that have been undertaken in response have had a significant adverse impact on the global economy, the travel and hospitality industries and our business starting in the first quarter of 2020. The effects of the COVID-19 pandemic, including related government restrictions, border closings, quarantines, “shelter-in-place” orders and “social distancing,” have significantly disrupted global leisure travel, and have adversely impacted global commercial activity, contributing to worldwide economic contraction and increased unemployment. We expect that the continuing economic fallout will create headwinds for leisure travel even after the current government restrictions are lifted.
Due to the spread of the COVID-19 pandemic and the associated restrictions placed on international travel, we temporarily suspended operations at all of our resorts in late March 2020 and subsequently began reopening our resorts on July 1, 2020. As of March 31, 2021, all of our resorts had reopened with the exception of the Capri Resort. Our resorts account for all of our revenue. The suspension of operations at our resorts, and the severely reduced occupancy at the resorts that have reopened, has had a significant adverse effect on our liquidity. As of March 31, 2021, we had $200.4 million of available cash, excluding $25.9 million of restricted cash. For discussion of the measures that were previously taken to improve our liquidity during fiscal year 2020, please refer to our Annual Report on Form 10-K filed with the SEC on March 4, 2021. We have taken the following measures during the 2021 fiscal year to further mitigate the impact of the effects of the COVID-19 pandemic on our liquidity position:
•raised $138.0 million, net of underwriting discounts, of additional capital in January 2021 through an underwritten public equity offering at $5.00 per share;
•paid down the outstanding balance under our Revolving Credit Facility in February 2021 and also amended and extended our existing facility, further extending the covenant waiver period were we to draw the credit line over 35%;
•sold the Dreams Puerto Aventuras in February 2021 for a total cash consideration of $34.5 million; and
•entered into an agreement to sell the Capri Resort in March 2021 for a total cash consideration of $55.0 million.
We cannot predict when the effects of the pandemic will subside, and thus we cannot predict whether our resorts will be permitted to remain open or when our business will return to normalized or even to break-even levels. There also can be no guarantee that when the current effects of the pandemic subside that there will not be resurgences of the virus or its variants or that the demand for lodging, and consumer confidence in travel generally, will recover as quickly as other industries. The longer and more severe the pandemic, and the actual occurrence or even the possibility of repeat or cyclical outbreaks of the virus beyond the one currently being experienced, the greater the material adverse effect the pandemic will have on our business, results of operations, cash flows, financial condition, access to credit markets and ability to service our indebtedness.

Financial and Operating Results

The following tables set forth information with respect to the operating results of our total portfolio and comparable portfolio for the three months ended March 31, 2021 and 2020 ($ in thousands):
Total Portfolio

	Three Months Ended March 31,
	2021	2020	Change
Occupancy	31.6%	66.6%	(35.0)	pts
Net Package ADR	$288.88	$296.68	(2.6)%
Net Package RevPAR	$91.40	$197.55	(53.7)%
Total Net Revenue (1)	$75,296	$171,164	(56.0)%
Owned Net Revenue (2)	$74,827	$170,504	(56.1)%
Owned Resort EBITDA (3)	$6,545	$60,669	(89.2)%
Owned Resort EBITDA Margin	8.7%	35.6%	(26.9)	pts
Other corporate	$9,394	$10,971	(14.4)%
Management Fee Revenue	$344	$645	(46.7)%
Adjusted EBITDA (4)	$(2,505)	$50,343	(105.0)%
Adjusted EBITDA Margin	(3.3)%	29.4%	(32.7)	pts
Comparable Portfolio (5)

	Three Months Ended March 31,
	2021	2020	Change
Occupancy	31.6%	65.8%	(34.2)	pts
Net Package ADR	$291.49	$303.16	(3.8)%
Net Package RevPAR	$92.06	$199.38	(53.8)%
Total Net Revenue (1)	$74,090	$155,502	(52.4)%
Owned Net Revenue (2)	$73,621	$154,842	(52.5)%
Owned Resort EBITDA (3)	$6,175	$55,455	(88.9)%
Owned Resort EBITDA Margin	8.4%	35.8%	(27.4)	pts
Other corporate	$9,394	$10,971	(14.4)%
Management Fee Revenue	$344	$645	(46.7)%
Adjusted EBITDA (4)	$(2,875)	$45,129	(106.4)%
Adjusted EBITDA Margin	(3.9)%	29.0%	(32.9)	pts

(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue and MICE (meetings, incentives, conventions and events) revenue.
(3)A description of how we compute Owned Resort EBITDA and a reconciliation of net income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)A description of how we compute Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(5)For the three months ended March 31, 2021, the comparable portfolio excludes the following resorts: Dreams Puerto Aventuras, which was sold in February 2021, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Balance Sheet

As of March 31, 2021, we held $200.4 million in cash and cash equivalents, excluding $25.9 million of restricted cash. Total interest-bearing debt was $1,177.8 million, comprised of our Senior Secured Term Loan due 2024 and Property Loan due 2025. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of March 31, 2021, there was no balance outstanding on our $85.0 million Revolving Credit Facility.
The following is a reconciliation of our cash and cash equivalents from December 31, 2020 to March 31, 2021:

Cash and Cash Equivalents
($ in millions)

December 31 Balance	$146.9
Less: January Cash Burn	(13.4)
Less: February Cash Burn	(6.4)
Less: March Cash Burn (1)(2)	(8.4)
Less: Project Capital Expenditures	(2.2)
Less: Maintenance Capital Expenditures	(1.3)
Less: Revolver Repayment - 5th Amendment To Credit Agreement	(85.1)
Plus: Net Equity Proceeds	137.6
Plus: Net Asset Sale Proceeds (3)	32.8
March 31 Balance	$200.4
(1)Includes $2.5 million principal payment on our Term Loan.
(2)Includes $6.1 million of annual company-wide incentive bonus payments.
(3)Includes $1.5 million of severance payments.

Earnings Call

The Company will host a conference call to discuss its first quarter results on Thursday, May 6, 2021 at 11:30 a.m. (Eastern Standard Time). The conference call can be accessed by dialing (888) 317-6003 for domestic participants and (412) 317-6061 for international participants. The conference ID number is 7522504. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, May 6, 2021. This replay will run through Thursday, May 13, 2021. The access number for a taped replay of the conference call is (877) 344-7529 or (412) 317-0088 using the following conference ID number: 10155235. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of March 31, 2021, Playa owned and/or managed a total portfolio consisting of 22 resorts (8,366 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta, Hyatt Ziva Los Cabos and Capri Resort. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa owns two resorts in the Dominican Republic that are managed by a third-party and manages three resorts on behalf of third-party owners. Playa leverages years of all-inclusive resort operating expertise and relationships with globally recognized hospitality brands to provide a best in class experience and exceptional value to our guests, while building a direct relationship to improve customer acquisition cost and drive repeat business.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect our current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa's Annual Report on Form 10-K, filed with the SEC on March 4, 2021, and as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the pandemic, government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccines and treatment therapies, the rate of public adoption of COVID-19 vaccines and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates and consumer discretionary spending, among others. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this quarterly report, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.
“Owned Net Revenue” represents Net Package Revenue and Net Non-package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.
“Management Fee Revenue” is derived from fees earned for managing resorts owned by third parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability.
“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost Reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating (loss) income or net loss.
The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three months ended March 31, 2021 and 2020 ($ in thousands):
Total Portfolio

	Three Months Ended March 31,
	2021	2020
Net Package Revenue
Comparable Net Package Revenue	$61,435	$134,535
Non-comparable Net Package Revenue	648	13,561
Net Package Revenue	62,083	148,096

Net Non-package Revenue
Comparable Net Non-package Revenue	12,311	20,322
Non-comparable Net Non-package Revenue	558	2,101
Net Non-package Revenue	12,869	22,423

Management Fee Revenue
Comparable Management Fee Revenue	344	645
Non-comparable Management Fee Revenue	—	—
Management Fee Revenue	344	645

Total Net Revenue
Comparable Total Net Revenue	74,090	155,502
Non-comparable Total Net Revenue	1,206	15,662
Total Net Revenue	75,296	171,164
Compulsory tips	1,937	5,114
Cost Reimbursements	513	950
Total revenue	$77,746	$177,228

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Owned Resort EBITDA, and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
•Other income or expense
•Pre-opening expense
•Transaction expenses
•Severance expense
•Other tax expense
•Gain on property damage insurance proceeds
•Share-based compensation
•Loss on extinguishment of debt
•Other items, which may include but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms and impairment losses.
We include the non-service cost components of net periodic pension cost or benefit recorded within other income or expense in the Condensed Consolidated Statements of Operations in calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue.
“Owned Resort EBITDA” represents Adjusted EBITDA before corporate expenses and Management Fee Revenue.
“Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue.
Adjusted Net (Loss) Income
“Adjusted Net (Loss) Income” represents net income or loss attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to transaction expenses.
Usefulness and Limitation of Non-U.S. GAAP Measures
We believe that each of Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Total Net Revenue, Net Package ADR, Net Package RevPAR and Net Direct Expenses are useful to investors as they reflect our operating results by excluding compulsory tips. These tips have a margin of zero and do not represent our operating results.
We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other income or expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
Adjusted Net (Loss) Income is non-GAAP performance measure that provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Our non-U.S. GAAP financial measures are not substitutes for revenue, net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, our non-U.S. GAAP financial measures should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented. A reconciliation of net income as computed under U.S. GAAP to Adjusted Net (Loss) Income is presented below.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, Comparable Total Net Revenue, Comparable Net Package Revenue and Comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period.
Our comparable resorts for the three months ended March 31, 2021 exclude the following: Dreams Puerto Aventuras, which was sold in February 2021, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.
A reconciliation of net income or loss as computed under U.S. GAAP to comparable Adjusted EBITDA is presented below. For a reconciliation of Comparable Net Package Revenue, Comparable Net Non-package Revenue, Comparable Management Fee Revenue and Comparable Total Net Revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net loss to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Owned Resort EBITDA for the three months ended March 31, 2021 and 2020 ($ in thousands):

	Three Months Ended March 31,
	2021	2020
Net loss	$(69,745)	$(22,556)
Interest expense	18,167	20,955
Income tax (benefit) provision	(1,951)	1,111
Depreciation and amortization	20,883	24,959
EBITDA	(32,646)	24,469
Other expense (a)	706	3,906
Share-based compensation	3,179	3,223
Transaction expense (b)	579	586
Severance expense (c)	1,287	1,198
Other tax expense (d)	163	237
Impairment loss (e)	24,011	16,173
Loss on sale of assets	273	—
Non-service cost components of net periodic pension (cost) benefit (f)	(57)	551
Adjusted EBITDA	(2,505)	50,343
Other corporate	9,394	10,971
Management fee income	(344)	(645)
Owned Resort EBITDA	6,545	60,669
Less: Non-comparable Owned Resort EBITDA	370	5,214
Comparable Owned Resort EBITDA (g)	$6,175	$55,455

(a)    Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Represents expenses incurred for employee terminations.
(d)    Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision or benefit we eliminate from our calculation of EBITDA.
(e)    Represents the property and equipment impairment loss on our Capri Resort recognized as a result of the sale agreement we entered into during the first quarter of 2021 and goodwill impairment losses recognized during the first quarter of 2020 at the Jewel Runaway Bay Beach Resort & Waterpark, Jewel Dunn’s River Beach Resort & Spa and Jewel Paradise Cove Beach Resort & Spa from the decrease in forecasted future cash flows due to COVID-19.
(f)    Represents the non-service cost components of net periodic pension (cost) benefit recorded within other expense in the Condensed Consolidated Statement of Operations. We include these for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
(g)    Comparable resorts for the three months ended March 31, 2021 exclude the following: Dreams Puerto Aventuras, which was sold in February 2021, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net loss to Adjusted Net (Loss) Income for the three months ended March 31, 2021 and 2020 ($ in thousands):

	Three Months Ended March 31,
	2021	2020
Net loss	$(69,745)	$(22,556)
Reconciling items
Transaction expense (a)	579	586
Change in fair value of interest rate swaps (b)	(2,637)	6,369
Impairment loss (c)	24,011	16,173
Severance expense (d)	1,287	1,198
Total reconciling items before tax	23,240	24,326
Income tax provision for reconciling items	(4,442)	(285)
Total reconciling items after tax	18,798	24,041
Adjusted net (loss) income	$(50,947)	$1,485

(a)Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(b)Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations.
(c)Represents the property and equipment impairment loss on our Capri Resort recognized as a result of the sale agreement we entered into during the first quarter of 2021 and goodwill impairment losses recognized during the first quarter of 2020 at the Jewel Runaway Bay Beach Resort & Waterpark, Jewel Dunn’s River Beach Resort & Spa and Jewel Paradise Cove Beach Resort & Spa from the decrease in forecasted future cash flows due to COVID-19.
(d)Represents expenses incurred for employee terminations.
The following table presents the impact of Adjusted Net (Loss) Income on our diluted losses per share for the three months ended March 31, 2021 and 2020 ($ in thousands):

	Three Months Ended March 31,
	2021	2020
Adjusted net (loss) income	$(50,947)	$1,485

Losses per share - Diluted	$(0.43)	$(0.17)
Total reconciling items impact per diluted share	0.12	0.19
Adjusted (losses) earnings per share - Diluted	$(0.31)	$0.02

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of March 31,	As of December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$200,427	$146,919
Restricted cash	25,939	25,941
Trade and other receivables, net	27,083	25,433
Accounts receivable from related parties	3,482	3,726
Inventories	14,063	13,813
Prepayments and other assets	42,051	47,638
Property and equipment, net	1,630,006	1,727,383
Assets held for sale	55,864	34,472
Goodwill, net	61,654	61,654
Other intangible assets	8,303	8,556
Deferred tax assets	11	2,130
Total assets	$2,068,883	$2,097,665
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$117,153	$123,410
Payables to related parties	8,054	8,073
Income tax payable	158	348
Debt	971,999	1,251,267
Related party debt	193,064	—
Derivative financial instruments	40,811	46,340
Other liabilities	29,358	29,768
Liabilities held for sale	5,419	—
Deferred tax liabilities	64,161	70,323
Total liabilities	$1,430,177	$1,529,529
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 166,237,579 shares issued and 164,029,575 shares outstanding as of March 31, 2021 and 136,770,086 shares issued and 134,571,290 shares outstanding as of December 31, 2020)	18,470	14,871
Treasury shares (at cost, 2,208,004 shares as of March 31, 2021 and 2,198,796 shares as of December 31, 2020)	(16,697)	(16,642)
Paid-in capital	1,167,444	1,030,148
Accumulated other comprehensive loss	(28,066)	(30,949)
Accumulated deficit	(502,445)	(429,292)
Total shareholders' equity	638,706	568,136
Total liabilities and shareholders' equity	$2,068,883	$2,097,665

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Package	$63,894	$153,055
Non-package	12,995	22,578
Management fees	344	645
Cost reimbursements	513	950
Total revenue	77,746	177,228
Direct and selling, general and administrative expenses
Direct	60,221	97,898
Selling, general and administrative	24,668	33,832
Depreciation and amortization	20,883	24,959
Reimbursed costs	513	950
Impairment loss	24,011	16,173
Loss on sale of assets	273	—
Direct and selling, general and administrative expenses	130,569	173,812
Operating (loss) income	(52,823)	3,416
Interest expense	(18,167)	(20,955)
Other expense	(706)	(3,906)
Net loss before tax	(71,696)	(21,445)
Income tax benefit (provision)	1,951	(1,111)
Net loss	$(69,745)	$(22,556)

Earnings per share
Losses per share - Basic	$(0.43)	$(0.17)
Losses per share - Diluted	$(0.43)	$(0.17)
Weighted average number of shares outstanding during the period - Basic	160,827,261	129,286,708
Weighted average number of shares outstanding during the period - Diluted	160,827,261	129,286,708

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of March 31, 2021
($ in millions)

	Maturity			Applicable Rate	LTM Interest (5)
Debt	Date	# of Years	Balance
Revolving credit facility ($68.0 million) (1)	Jan-24	2.8	$—	4.15%	$2.0
Revolving credit facility ($17.0 million) (1)	Apr-22	1.1	—	3.15%	0.5
Term loan (2)	Apr-24	3.1	973.8	5.27%	58.5
Term loan (Additional $94.0 million) (3)	Apr-24	3.1	94.0	9.25%	7.1
Property loan	Jul-25	4.3	110.0	9.25%	7.9
Total debt			$1,177.8	6.00%	$76.0
Less: cash and cash equivalents (4)			200.4
Net debt (face)			$977.4

(1)As of March 31, 2021, the total available borrowing capacity under our Revolving Credit Facility was $85.0 million. The interest rate on any outstanding balances of our $68.0 million Revolving Credit Facility is L+400 bps with no LIBOR floor. The interest rate on any outstanding balances of our $17.0 million Revolving Credit Facility is L+300 bps with no LIBOR floor. As of March 31, 2021, the commitment fee on undrawn balances of our Revolving Credit Facility was 0.5%. See "COVID Update" for discussion of the February 2021 amendment to our Revolving Credit Facility, which included modifications to the interest rate on future outstanding balances.
(2)The interest rate on our Term Loan is L+275 bps with a LIBOR floor of 1%. The interest rate on our Term Loan was 5.27% as of March 31, 2021, which includes the LIBOR rate that was locked in March for the 1-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.
(3)Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. The additional $94.0 million is broken into three tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $28.0 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1%. The weighted average interest rate is 9.25%.
(4)Based on cash balances on hand as of March 31, 2021.
(5)Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps before we elected hedge accounting is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended March 31, 2021 and 2020

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,417	41.8%	74.1%	(32.3)	pts	$290.91	$299.22	(2.8)%	$121.66	$221.58	(45.1)%	$33,603	$62,317	(46.1)%	$7,174	$24,935	(71.2)%	21.3%	40.0%	(18.7)	pts
Pacific Coast	926	28.0%	62.4%	(34.4)	pts	$311.06	$344.28	(9.6)%	$87.20	$214.92	(59.4)%	8,621	21,155	(59.2)%	485	8,872	(94.5)%	5.6%	41.9%	(36.3)	pts
Dominican Republic	2,644	26.0%	57.3%	(31.3)	pts	$282.27	$227.33	24.2%	$73.33	$130.21	(43.7)%	20,881	35,596	(41.3)%	1,666	7,789	(78.6)%	8.0%	21.9%	(13.9)	pts
Jamaica	1,428	26.3%	70.8%	(44.5)	pts	$279.87	$349.22	(19.9)%	$73.57	$247.17	(70.2)%	11,722	51,436	(77.2)%	(2,780)	19,073	(114.6)%	(23.7)%	37.1%	(60.8)	pts
Total Portfolio	7,415	31.6%	66.6%	(35.0)	pts	$288.88	$296.68	(2.6)%	$91.40	$197.55	(53.7)%	$74,827	$170,504	(56.1)%	$6,545	$60,669	(89.2)%	8.7%	35.6%	(26.9)	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,417	42.2%	73.4%	(31.2)	pts	$296.97	$314.60	(5.6)%	$125.32	$230.99	(45.7)%	$32,491	$57,613	(43.6)%	$7,133	$23,927	(70.2)%	22.0%	41.5%	(19.5)	pts
Pacific Coast	926	28.0%	62.4%	(34.4)	pts	$311.06	$344.28	(9.6)%	$87.20	$214.92	(59.4)%	8,621	21,155	(59.2)%	485	8,872	(94.5)%	5.6%	41.9%	(36.3)	pts
Dominican Republic	2,644	26.0%	57.3%	(31.3)	pts	$282.27	$227.33	24.2%	$73.33	$130.21	(43.7)%	20,881	35,596	(41.3)%	1,666	7,789	(78.6)%	8.0%	21.9%	(13.9)	pts
Jamaica	1,428	26.3%	70.7%	(44.4)	pts	$279.95	$373.25	(25.0)%	$73.59	$263.87	(72.1)%	11,628	40,478	(71.3)%	(3,109)	14,867	(120.9)%	(26.7)%	36.7%	(63.4)	pts
Total Comparable Portfolio	7,415	31.6%	65.8%	(34.2)	pts	$291.49	$303.16	(3.8)%	$92.06	$199.38	(53.8)%	$73,621	$154,842	(52.5)%	$6,175	$55,455	(88.9)%	8.4%	35.8%	(27.4)	pts

Highlights
The decreases listed below are a result of the reduced occupancy at all of our resorts in the first quarter as a result of the COVID-19 pandemic.

Yucatán Peninsula
▪Comparable Net Package RevPAR decreased 45.7% over the same period in the prior year, driven by a decrease in Occupancy of 3,120 basis points and decrease in Net Package ADR of 5.6%.
▪Comparable Owned Resort EBITDA decreased $16.8 million, or 70.2%, over the prior year.

Pacific Coast
▪Comparable Net Package RevPAR decreased 59.4% over the same period in the prior year, driven by a decrease in Occupancy of 3,440 basis points and a decrease in Net Package ADR of 9.6%. Net Package ADR in the segment was negatively impacted by a significant decrease in MICE room nights compared to the same period in the prior year.
▪Comparable Owned Resort EBITDA decreased $8.4 million, or 94.5%, over the prior year.

Dominican Republic
▪Comparable Net Package RevPAR decreased 43.7% over the same period in prior year, driven by a decrease in Occupancy of 3,130 basis points and partially offset by an increase in Net Package ADR of 24.2%. Net Package ADR in the segment was positively impacted by the performance of the Hyatt Ziva and Zilara Cap Cana.
▪Comparable Owned Resort EBITDA decreased $6.1 million, or 78.6%, over the prior year.

Jamaica
▪Comparable Net Package RevPAR decreased 72.1% over the same period in prior year, driven by a decrease in Occupancy of 4,440 basis points and a decrease in Net Package ADR of 25.0%. Net Package ADR in the segment was negatively impacted by a higher mix of Occupancy at our lower chain scale resorts.
▪Comparable Owned Resort EBITDA decreased $18.0 million, or 120.9%, over the prior year.

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